UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2005

SPINNAKER EXPLORATION COMPANY

(Exact name of registrant as specified in its charter)

001-16009

(Commission File Number)

Delaware	76-0560101
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1200 Smith Street, Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 759-1770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective May 31, 2005, the Compensation Committee and the Board of Directors of Spinnaker Exploration Company (“Spinnaker” or the “Company”) approved and adopted the Spinnaker Exploration Company Executive Change in Control Severance Plan (“Executive Plan”) and the Spinnaker Exploration Company Employee Change in Control Severance Plan (“Employee Plan”) to provide severance benefits to the Company’s officers and employees (“Covered Individuals”) whose employment is terminated under certain circumstances on or after the date upon which occurs a change in control of Spinnaker.

If the employment of a Covered Individual by the Company or a successor thereto is subject to an involuntary termination on the date upon which a change in control, as defined in the plans, occurs or within the Covered Individual’s coverage period following such change in control, then the Covered Individual is entitled to receive as a severance benefit a lump sum cash payment in an amount equal to the Covered Individual’s severance amount percentage, which is a percentage designated by the Company in its sole discretion, multiplied by the Covered Individual’s compensation. Under the plans, compensation is defined, in general, as the sum of the Covered Individual’s annual base salary and the annual cash bonus, if any, most recently paid by the Company to the Covered Individual prior to the date of the Covered Individual’s involuntary termination, or if greater, the annual cash bonus, if any, most recently paid by the Company to the Covered Individual prior to the date upon which a change in control occurs. The coverage period is a period of time that begins on the date upon which a change in control occurs and continues for a number of months designated by the Company in its sole discretion.

The Compensation Committee has approved a severance amount percentage and coverage period for each of the officers of the Company under the Executive Plan as follows:

Officer	Severance Amount Percentage	Coverage Period (Months)
Chief Executive Officer	250%	30
Chief Operating Officer	250%	30
Chief Financial Officer	250%	30
All other officers	200%	24

If a Covered Individual is a “disqualified individual” as defined in Section 280G(c) of the Internal Revenue Code (the “Code”), and the severance benefits together with any other payments or benefits which the Covered Individual has the right to receive from the Company constitute a “parachute payment” as defined in Section 280G(b)(2) of the Code, then the severance benefits are either (a) reduced (but not below zero) so that the present value of such total amounts received by the Covered Individual from the Company will be one dollar ($1.00) less than three times the Covered Individual’s “base amount” as defined in Section 280G(b)(3) of the Code and so that no portion of such amounts received by the Covered Individual are subject to the excise tax imposed by Section 4999 of the Code or (b) paid in full, whichever produces the better net after-tax position to the Covered Individual taking into account any applicable excise tax under Section 4999 of the Code and any applicable income tax. The determination as to whether any such reduction in the amount of the severance benefits is necessary shall be made by a Board-established committee in good faith.

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Item 9.01 Financial Statements and Exhibits.

c. Exhibits

10.1	Spinnaker Exploration Company Executive Change in Control Severance Plan

10.2	Spinnaker Exploration Company Employee Change in Control Severance Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPINNAKER EXPLORATION COMPANY

Date: June 3, 2005	By:	/s/ JEFFREY C. ZARUBA
	Name:	Jeffrey C. Zaruba
	Title:	Vice President, Treasurer and Assistant Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Spinnaker Exploration Company Executive Change in Control Severance Plan

10.2	Spinnaker Exploration Company Employee Change in Control Severance Plan

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